UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2025

Edesa Biotech, Inc.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-37619	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spy Court
Markham, Ontario, Canada L3R 5H6

(Address of Principal Executive Offices)

(289) 800-9600

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares	EDSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On February 12, 2025, Edesa Biotech, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with affiliates of Velan Capital Investment Management LP (the “Lead Investors”) and several additional investors signatory thereto (the “Additional Investors” and together with the Lead Investors, the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement (the “Private Placement”), an aggregate of (i) 834 shares (the “Preferred Shares”) of the Company’s newly designated Series B-1 Convertible Preferred Shares, stated value $10,000 per share, each of which is initially convertible into approximately 5,208 common shares (the “Conversion Shares”), without par value, of the Company (the “Common Shares”) at a conversion price of $1.92 per Conversion Share, and (ii) 3,468,746 Common Shares (the “Shares”). The purchase price per Preferred Share was $10,000 and the purchase price per Share was $1.92. The gross proceeds to the Company from the Private Placement were approximately $15.0 million, prior to deducting offering expenses payable by the Company.   The Private Placement closed on February 12, 2025 (the “Closing Date”).

The Company expects to use the net proceeds from the Private Placement to fund the continued advancement of EB06, its CXCL10 monoclonal antibody into a Phase 2 clinical study in subjects with nonsegmental vitiligo, and for working capital and general corporate purposes. The proceeds are expected to fund Edesa’s CXCL10 antibody program through the end of fiscal 2026.

For a description of the terms of the Preferred Shares, see Item 5.03 below.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties. The representations and warranties of each party set forth in the Purchase Agreement have been made solely for the benefit of the other parties to the Purchase Agreement, and such representations and warranties should not be relied on by any other person.

Investor Rights Agreement

In connection with the Purchase Agreement, on February 12, 2025, the Company also entered an Investor Rights Agreement (the “IRA”) with the Investors, whereby the Company agreed to provide the Investors with certain registration and other rights. Pursuant to the terms of the IRA, the Company agreed to (i) use reasonable best efforts to file a registration statement for the resale of the Shares and Conversion Shares (together, the “Registrable Securities”) within 30 days after the Closing Date and cause such registration statement to become effective no later than 75 days after the Closing Date (or 120 days in the event of a full review by the Securities and Exchange Commission) and (ii) use reasonable best efforts to keep any such registration statement continuously effective until the date that all of the Registrable Securities (X) have been sold under such registration statement, (Y) have been sold pursuant to Rule 144, or (Z) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. In the event that the Company fails to timely file a registration statement or comply with certain covenants in the IRA, the Company will become subject to liquidated damages calculated as provided in the IRA.

The IRA provides that the board of directors of the Company (the “Board of Directors”), following the next annual general meeting of shareholders, shall consist of 7 members, one of which shall be a director nominated by the Lead Investors (the “Lead Investor Nominee”), who shall serve on the Board of Directors effective as of the Closing Date, until the earlier of such time as (i) the Lead Investors no longer hold at least 51% of the Common Shares (calculated on an as-converted-to-Common Shares basis), subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Company Shares, issued to the Lead Investors in the Private Placement and (ii) the Lead Investors beneficially own less than 5% of the outstanding Common Shares as a result of a disposition of shares by the Lead Investors (such period, the “Lead Investor Rights Period”). The Company also agreed to use its reasonable best efforts to solicit shareholder approval of the Lead Investor Nominee at each general or special meeting of shareholders of the Company at which an election of directors is held during the Lead Investor Rights Period.

Additionally, the IRA includes certain protective provisions that restrict the Company’s ability to, among other things, (i) amend, modify, alter or repeal any provision of the Company’s governing documents in a manner adverse to the holders of Preferred Shares, (ii) alter or change the special rights and restrictions of the Preferred Shares and (iii) increase or decrease the authorized number of Preferred Shares, in each case, without the written consent of the Lead Investors.

The Form of Purchase Agreement and Form of IRA are attached as Exhibits 10.1 and 10.2, respectively, hereto. The descriptions of the terms of the Purchase Agreement and IRA herein are not intended to be complete and are qualified in their entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Preferred Shares, Conversion Shares and Shares (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The Securities were offered in a private placement in Canada to “accredited investors” within the meaning of the Canadian National Instrument 45-106 - Prospectus Exemptions. The Securities issued are subject to applicable Canadian hold periods imposed under applicable securities legislation.

Item 3.03 Material Modiﬁcation to Rights of Security Holders.

The description of the terms of the Preferred Shares under Item 1.01 and Item 5.03 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 12, 2025, in connection with the closing of the Purchase Agreement and pursuant to the terms of the IRA, the Company appointed David Liu, the Lead Investor Nominee, to serve on the Board of Directors with an initial term expiring at the next general meeting of shareholders of the Company. Dr. Liu will also serve on the Compensation Committee of the Board of Directors.

David Liu, age 39, has over 10 years of investment experience within the biopharmaceutical industry. From January 2023 to March 2024, and since December 2024, he has served as a Senior Analyst at Velan Capital Investment Management LP, a healthcare dedicated investment firm based in Alpharetta, Georgia. Prior to his current position, he served as a Biotech Analyst at Altium Capital Management, LP, an investment firm focused on healthcare companies from January 2019 to November 2022. He received his B.S. in Biological Sciences from Stanford University and his Ph.D. in Molecular Biology from Weil Cornell Graduate School of Medical Sciences. Dr. Liu is qualified to serve on the Board of Directors because of experience in the biopharmaceutical industry.

Dr. Liu will be eligible to receive the same compensation as the Company’s other non-employee directors as described under “Director Compensation” in the Company’s Form 10-K for the fiscal year ended September 30, 2024, filed with the Securities and Exchange Commission on December 13, 2024, as amended on December 20, 2024. In addition, the Company intends to enter into an indemnification agreement with Dr. Liu, in substantially the form filed as Exhibit 10.4 to the Company's Current Report on Form 8-K/A filed on June 20, 2019, and incorporated herein by reference.

The Board of Directors has affirmatively determined that (i) Dr. Liu is independent under the rules of The Nasdaq Stock Market LLC, (ii) other than the IRA disclosed above, there is no arrangement or understanding between Dr. Liu and any other person pursuant to which Dr. Liu was appointed as a director of the Company, (iii) there are no familial relationships between Dr. Liu and any of the Company’s directors or executive officers and (iv) there are no transactions to which the Company is a party and in which Dr. Liu has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2025, the Company filed a notice of alteration to its articles to create the rights, preferences and restrictions pertaining to the Preferred Shares. The Preferred Shares have no par value and a stated value of $10,000 per share and rank, with respect to redemption payments, rights upon liquidation, dissolution or winding-up of the Company, or otherwise, senior in preference and priority to the Common Shares and each other class or series of shares ranking junior to the Preferred Shares.

If the Company declares or makes any dividend or other distribution to Common Shares, the holders of Preferred Shares will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on the Common Shares, when and if actually paid.

Each Preferred Share is convertible into a number of Common Shares calculated by dividing (i) the sum of the stated value of such Preferred Share by (ii) a fixed conversion price of $1.92. A holder of Preferred Shares will not have the right to convert any portion of its Preferred if, together with its affiliates, it would beneficially own in excess of 4.99% (or, at the option of the Investor, 9.99%) of the number of Common Shares outstanding immediately after giving effect to such conversion, provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving 61 days’ notice to the Company, but not to any percentage in excess of 19.99%. The Preferred Shares do not have the right to vote on any matters except as required by law and do not contain any variable pricing features, or any price-based anti-dilutive features.

In the event of any liquidation, dissolution or winding-up of the Company, a holder of Preferred Shares shall be entitled to (i) receive, before any distribution or payment may be made with respect to Common Shares, an amount equal to 100% of the stated value or (ii) at its option, subject to the limitations on conversion, convert the Preferred Shares prior to such liquidation event.

The foregoing summary of the rights, preferences, restrictions and other matters pertaining to the Preferred Shares is not intended to be complete and is qualified in its entirety by reference to Part 28 of the Articles of Edesa - Special Rights and Restrictions Attaching to the Series B-1 Convertible Preferred Shares, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events

On February 13, 2025, the Company issued a press release announcing the execution of the Purchase Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Articles of Edesa Biotech, Inc.
10.1	Form of Securities Purchase Agreement.
10.2	Form of Investor Rights Agreement.
99.1	Press Release, dated February 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edesa Biotech, Inc.

Date: February 13, 2025	By:	/s/ Stephen Lemieux
	Name:	Stephen Lemieux
	Title:	Chief Financial Officer